EXHIBIT 99.3

WESTERN GAS PARTNERS, LP
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

INTRODUCTION

These unaudited pro forma condensed consolidated financial statements present the impact to the results of operations and financial position of Western Gas Partners, LP attributable to the acquisition on November 25, 2014, of Nuevo Midstream, LLC (“Nuevo”). The assets acquired are referred to as the “Nuevo assets” and the acquisition as the “Nuevo acquisition.”
The “Partnership” refers to Western Gas Partners, LP and its subsidiaries. The Partnership’s general partner, Western Gas Holdings, LLC (the “general partner” or “GP”), is owned by Western Gas Equity Partners, LP (“WGP”). Western Gas Equity Holdings, LLC is WGP’s general partner and is a wholly owned subsidiary of Anadarko Petroleum Corporation. “Anadarko” refers to Anadarko Petroleum Corporation and its subsidiaries, excluding the Partnership and the general partner, and “affiliates” refers to subsidiaries of Anadarko, excluding the Partnership, and includes equity interests in Fort Union Gas Gathering, LLC, White Cliffs Pipeline, LLC, Rendezvous Gas Services, LLC, Enterprise EF78, LLC, Texas Express Pipeline LLC, Texas Express Gathering LLC and Front Range Pipeline LLC.
The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2013, is based upon the historical consolidated financial statements of the Partnership, as presented in Exhibit 99.3 to the Partnership’s Current Report on Form 8-K for the year ended December 31, 2013, as filed with the U.S. Securities and Exchange Commission (“SEC”) on August 27, 2014, and the historical financial statements of Nuevo, as presented in Exhibit 99.1 of this Current Report on Form 8-K/A. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2013, has been prepared as if the Nuevo acquisition occurred on January 1, 2013.
The unaudited pro forma condensed consolidated statement of income for the nine months ended September 30, 2014, and the unaudited pro forma condensed consolidated balance sheet as of September 30, 2014, are based upon the historical consolidated financial statements of the Partnership, as presented in the Partnership’s Form 10-Q for the quarterly period ended September 30, 2014, and the historical financial statements of Nuevo, as presented in Exhibit 99.2 of this Current Report on Form 8-K/A. The unaudited pro forma condensed consolidated statement of income for the nine months ended September 30, 2014, has been prepared as if the Nuevo acquisition occurred on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet has been prepared as if the Nuevo acquisition occurred on September 30, 2014.
The unaudited pro forma condensed consolidated financial statements have been prepared based on the assumption that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes and state income taxes, except for the Texas margin tax. The unaudited pro forma condensed consolidated financial statements have also been prepared based on certain pro forma adjustments as described in Note 2—Pro Forma Adjustments.
The audited historical financial information of Nuevo and the Partnership included in these unaudited pro forma condensed consolidated financial statements (and the notes thereto) is qualified in its entirety by reference to the audited historical financial statements of Nuevo as set forth in Exhibit 99.1 of this Current Report on Form 8-K/A and the Partnership’s audited historical consolidated financial statements as set forth in Exhibit 99.3 to its Current Report on Form 8-K as filed with the SEC on August 27, 2014, respectively, in each case including the related notes thereto. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with those historical financial statements and the related notes thereto.
The unaudited historical financial information of Nuevo and the Partnership included in these unaudited pro forma condensed consolidated financial statements (and the notes thereto) is qualified in its entirety by reference to the unaudited historical financial statements of Nuevo as set forth in Exhibit 99.2 of this Current Report on Form 8-K/A and the Partnership’s unaudited historical consolidated financial statements as set forth in its Form 10-Q as filed with the SEC on October 29, 2014, respectively, in each case including the related notes thereto. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with those historical financial statements and the related notes thereto.

INTRODUCTION (CONTINUED)

The pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements are based upon currently available information and certain assumptions and estimates. The actual effects of these transactions will differ from the pro forma adjustments. The estimated fair values of assets acquired and liabilities assumed are based on preliminary management estimates and are subject to final valuation adjustments which may cause the amounts ultimately recorded to be different from those shown. However, the Partnership’s management believes that the applied estimates and assumptions provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on the Partnership. In addition, the Partnership’s management believes that the pro forma adjustments are factually supportable and appropriately represent the expected impact of items that are directly attributable to the acquisition of Nuevo by the Partnership.
The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements reflect the acquisition of Nuevo on November 25, 2014, including the following significant transactions:

•
the Partnership’s use of $275.0 million of cash on hand, including the net proceeds from the Partnership’s November 2014 equity offering, to fund a portion of the cash consideration paid for the acquisition of Nuevo;

•	the Partnership’s borrowing of $475.0 million under its revolving credit facility to fund a portion of the cash consideration paid for the acquisition of Nuevo; and

•
the Partnership’s issuance of 10,913,853 Class C units to APC Midstream Holdings LLC (“AMH”), an indirect wholly owned subsidiary of Anadarko, at a price of $68.72 per unit, pursuant to a Unit Purchase Agreement (“UPA”) with Anadarko and AMH, for a total of $750.0 million.

From and after the closing of the Nuevo acquisition and related transactions, the Partnership will be subject to the terms and conditions of various agreements, including the following:

•	the UPA with Anadarko and AMH, pursuant to which the Partnership issued 10,913,853 Class C units to AMH;

•	the Agreement and Plan of Merger by and among the Partnership, Maguire Midstream, LLC, an indirect wholly owned subsidiary of the Partnership, Nuevo and the other parties thereto; and

•	Amendment No. 12 to the First Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP establishing the terms of the Class C units.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the Partnership had acquired Nuevo on the dates indicated nor are they indicative of the future operating results of the Partnership.

WESTERN GAS PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2013
(UNAUDITED)

thousands except per-unit amounts	Partnership Historical	Nuevo Midstream Historical	Pro Forma Adjustments		Partnership Pro Forma
Revenues – affiliates
Gathering, processing and transportation of natural gas and natural gas liquids	$306,810	$—	$—		$306,810
Natural gas, natural gas liquids and condensate sales	496,848	—	—		496,848
Other, net	1,868	—	—		1,868
Total revenues – affiliates	805,526	—	—		805,526
Revenues – third parties
Gathering, processing and transportation of natural gas and natural gas liquids	175,732	14,439	—		190,171
Natural gas, natural gas liquids and condensate sales	44,396	62,720	—		107,116
Other, net	4,109	108	—		4,217
Total revenues – third parties	224,237	77,267	—		301,504
Total revenues	1,029,763	77,267	—		1,107,030
Equity income, net (1)	22,948	—	—		22,948
Operating expenses
Cost of product (2)	364,285	54,843	—		419,128
Operation and maintenance (2)	168,657	12,022	—		180,679
General and administrative (2)	29,751	3,045	—		32,796
Property and other taxes	23,244	171	—		23,415
Depreciation, amortization and impairments	145,916	10,106	29,314	(f)	185,336
Total operating expenses	731,853	80,187	29,314		841,354
Operating income (loss)	320,858	(2,920)	(29,314)		288,624
Interest income, net – affiliates	16,900	—	—		16,900
Interest expense	(51,797)	(598)	(6,935)	(a)	(58,732)
			598	(g)
Other income (expense), net	1,837	—	—		1,837
Income (loss) before income taxes	287,798	(3,518)	(35,651)		248,629
Income tax expense	2,355	—	370	(b)	2,725
Net income (loss)	285,443	(3,518)	(36,021)		245,904
Net income attributable to noncontrolling interests	10,816	—	—		10,816
Net income (loss) attributable to Western Gas Partners, LP	$274,627	$(3,518)	$(36,021)		$235,088
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Gas Partners, LP	$274,627	$(3,518)	$(36,021)		$235,088
Pre-acquisition net (income) loss allocated to Anadarko	(4,128)		—		(4,128)
General partner interest in net (income) loss (3)	(69,633)		(10,132)		(79,765)
Limited partners’ interest in net income (3)	$200,866				$151,195
Net income per common unit – basic	$1.83				$1.17
Net income per common unit – diluted	1.83				1.07
Net income per Class C unit – basic and diluted	—				1.13
Weighted average common units outstanding – basic	109,872		8,620		118,492
Weighted average common units outstanding – diluted	109,872		19,657		129,529
Weighted average Class C units outstanding – basic and diluted	—		11,037		11,037

(1)	Income earned from equity investments is classified as affiliate.

(2)
As it relates to the “Partnership Historical” column, cost of product includes product purchases from Anadarko (as defined in the Introduction) of $129.0 million, operation and maintenance includes charges from Anadarko of $56.4 million, general and administrative includes charges from Anadarko of $23.4 million.

(3)	Represents net income earned on and subsequent to the date of acquisition of the Partnership assets (as defined in Note 3).

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

WESTERN GAS PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2014
(UNAUDITED)

thousands except per-unit amounts	Partnership Historical	Nuevo Midstream Historical	Pro Forma Adjustments		Partnership Pro Forma
Revenues – affiliates
Gathering, processing and transportation of natural gas and natural gas liquids	$288,392	$—	$—		$288,392
Natural gas, natural gas liquids and condensate sales	415,715	—	—		415,715
Other, net	4,349	—	—		4,349
Total revenues – affiliates	708,456	—	—		708,456
Revenues – third parties
Gathering, processing and transportation of natural gas and natural gas liquids	182,663	19,437	—		202,100
Natural gas, natural gas liquids and condensate sales	37,471	80,080	—		117,551
Other, net	7,276	117	—		7,393
Total revenues – third parties	227,410	99,634	—		327,044
Total revenues	935,866	99,634	—		1,035,500
Equity income, net (1)	41,322	—	—		41,322
Operating expenses
Cost of product (2)	318,428	68,794	—		387,222
Operation and maintenance (2)	145,064	11,315	—		156,379
General and administrative (2)	24,304	2,551	—		26,855
Property and other taxes	20,718	2,090	—		22,808
Depreciation, amortization and impairments	130,009	12,504	17,089	(f)	159,602
Total operating expenses	638,523	97,254	17,089		752,866
Operating income (loss)	338,665	2,380	(17,089)		323,956
Interest income, net – affiliates	12,675	—	—		12,675
Interest expense	(55,703)	(1,444)	(5,201)	(a)	(60,904)
			1,444	(g)
Other income (expense), net	788	—	—		788
Income (loss) before income taxes	296,425	936	(20,846)		276,515
Income tax (benefit) expense	276	—	280	(b)	556
Net income (loss)	296,149	936	(21,126)		275,959
Net income attributable to noncontrolling interest	11,005	—	—		11,005
Net income (loss) attributable to Western Gas Partners, LP	$285,144	$936	$(21,126)		$264,954
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Gas Partners, LP	$285,144	$936	$(21,126)		$264,954
Pre-acquisition net (income) loss allocated to Anadarko	956		—		956
General partner interest in net (income) loss (3)	(83,939)		(12,572)		(96,511)
Limited partners’ interest in net income (3)	202,161				169,399
Net income per common unit – basic	$1.71				$1.22
Net income per common unit – diluted	1.71				1.12
Net income per Class C unit – basic and diluted	—				1.23
Weighted average common units outstanding – basic	118,326		8,620		126,946
Weighted average common units outstanding – diluted	118,326		20,036		138,362
Weighted average Class C units outstanding – basic and diluted	—		11,416		11,416

(1)	Income earned from equity investments is classified as affiliate.

(2)
As it relates to the “Partnership Historical” column, cost of product includes product purchases from Anadarko (as defined in the Introduction) of $74.6 million, operation and maintenance includes charges from Anadarko of $42.5 million, and general and administrative includes charges from Anadarko of $19.9 million.

(3)	Represents net income earned on and subsequent to the date of acquisition of the Partnership assets (as defined in Note 3).

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

WESTERN GAS PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

thousands	Partnership Historical	Nuevo Midstream Historical	Pro Forma Adjustments		Partnership Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$67,837	$9,021	$475,000	(c)	$372,431
			1,352,921	(d)
			(1,553,959)	(e)
			21,611	(e)
Accounts receivable, net (1)	126,345	18,960	(8,468)	(e)	136,837
Other current assets (2)	6,773	4,251	683	(e)	11,707
Total current assets	200,955	32,232	287,788		520,975
Note receivable – Anadarko	260,000	—	—		260,000
Property, plant and equipment
Cost	4,754,279	299,694	104,764	(e)	5,158,737
Less accumulated depreciation	986,692	25,634	(25,634)	(e)	986,692
Net property, plant and equipment	3,767,587	274,060	130,398		4,172,045
Goodwill	105,336	—	460,557	(b), (e)	565,893
Other intangible assets	52,561	—	700,000	(e)	752,561
Equity investments	639,191	—	—		639,191
Other assets	28,910	944	(944)	(e)	28,910
Total assets	$5,054,540	$307,236	$1,577,799		$6,939,575
LIABILITIES, EQUITY AND PARTNERS’ CAPITAL
Current liabilities
Accounts and natural gas imbalance payables (3)	$27,011	$3,610	$9,454	(e)	$40,075
Accrued ad valorem taxes	21,083	—	—		21,083
Income taxes payable	258	—	—		258
Accrued liabilities	152,878	17,463	7,361	(e)	177,702
Current maturities of long-term debt	—	3,938	(3,938)	(e)	—
Total current liabilities	201,230	25,011	12,877		239,118
Long-term debt	2,082,914	71,533	475,000	(c)	2,558,179
			(71,533)	(e)
			265	(e)
Deferred income taxes	780	—	1,321	(b)	2,101
Asset retirement obligations and other	85,903	—	17,640	(e)	103,543
Total long-term liabilities	2,169,597	71,533	422,693		2,663,823
Total liabilities	2,370,827	96,544	435,570		2,902,941
Equity and partners’ capital
Common units	2,524,313	—	592,077	(d)	3,116,390
Class C common units	—	—	750,000	(d)	750,000
General partner units	89,150	—	10,844	(d)	99,994
Class A & B Members	—	210,692	(210,692)	(e)	—
Total partners’ capital	2,613,463	210,692	1,142,229		3,966,384
Noncontrolling interests	70,250	—	—		70,250
Total equity and partners’ capital	2,683,713	210,692	1,142,229		4,036,634
Total liabilities, equity and partners’ capital	$5,054,540	$307,236	$1,577,799		$6,939,575

(1)	As it relates to the “Partnership Historical” column, accounts receivable, net includes amounts receivable from affiliates (as defined in the Introduction) of $87.3 million.

(2)	As it relates to the “Partnership Historical” column, other current assets includes natural gas imbalance receivables from affiliates of $0.1 million.

(3)	As it relates to the “Partnership Historical” column, accounts and natural gas imbalance payables includes amounts payable to affiliates of $0.1 million.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

WESTERN GAS PARTNERS, LP
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2013, is based upon the audited historical consolidated financial statements of the Partnership and the audited historical financial statements of Nuevo as of December 31, 2013. The unaudited pro forma condensed consolidated statement of income for the nine months ended September 20, 2014, and balance sheet as of September 30, 2014, are based upon the unaudited historical consolidated financial statements of the Partnership and the unaudited historical financial statements of Nuevo as of and for the nine months ended September 30, 2014. As described in the Introduction, these unaudited pro forma condensed consolidated financial statements present the impact of the Nuevo acquisition on the Partnership’s results of operations and financial position.

2.  PRO FORMA ADJUSTMENTS

The following adjustments for the Partnership have been prepared as if the acquisition of Nuevo (i) occurred on January 1, 2013, in the case of the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2013, and for the nine months ended September 30, 2014, and (ii) on September 30, 2014, in the case of the unaudited pro forma condensed consolidated balance sheet as of September 30, 2014:

(a)
The inclusion of interest expense on the Partnership’s $475.0 million of borrowings under the Partnership’s revolving credit facility (the “RCF”) to partially finance the acquisition of Nuevo. The interest rate on the RCF at September 30, 2014, and used for purposes of calculating interest expense in these unaudited pro forma condensed consolidated statements of income, was 1.46%. A 1/8% variance in this rate would result in an adjustment to income (loss) before income taxes of $594,000 for the twelve months ended December 31, 2013, and $445,000 for the nine months ended September 30, 2014;

(b)
The adjustment of historical current and deferred income taxes as if the Partnership, an entity which is generally not subject to federal and state income taxes, owned and operated Nuevo, and purchase accounting adjustments;

(c)	The receipt of $475.0 million of borrowings under the Partnership’s revolving credit facility;

(d)
The acquisition of Nuevo by the Partnership for $1.6 billion, consisting of (i) $201.0 million of cash on hand, (ii) the issuance of 8,620,153 public common units, (iii) the issuance of 153,061 general partner units to Anadarko and (iv) the issuance of 10,913,853 Class C units to AMH for $750.0 million;

WESTERN GAS PARTNERS, LP
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

2.  PRO FORMA ADJUSTMENTS (CONTINUED)

(e)
The acquisition of Nuevo was accounted for using the acquisition method of accounting, under which tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values as of the acquisition date. The excess of the consideration transferred over the preliminary estimated fair value of net assets acquired is reflected as goodwill on the accompanying unaudited pro forma condensed combined balance sheet. The estimated fair values of assets acquired and liabilities assumed are based on preliminary management estimates and are subject to final valuation adjustments which may cause the amounts ultimately recorded to be different from those shown on the unaudited pro forma condensed combined balance sheet. The pro forma adjustments reflect the increase in depreciation and amortization expense due to the amortization of identifiable intangibles (customer contracts assumed in connection with the acquisition of Nuevo) with a definite life using the straight-line method over a weighted average life of 30 years, and the increase in depreciation resulting from step up of property, plant and equipment, depreciated on a straight-line basis over periods of 3 to 30 years. The pro forma adjustments also reflect the consolidation of Nuevo. The following table presents a preliminary allocation of the major classes of the assets acquired and liabilities assumed at November 25, 2014, including additional specific adjustments as further described above.

thousands	Nuevo Historical Net Book Value	Adjustment	Preliminary Fair Value
Current assets	$32,232	13,826	$46,058
Property, plant and equipment, net	274,060	130,398	404,458
Goodwill	—	460,557	460,557
Other intangible assets	—	700,000	700,000
Other assets	944	(944)	—
Accounts payable and accrued liabilities	(21,073)	(16,815)	(37,888)
Current maturities of long-term debt	(3,938)	3,938	—
Asset retirement obligations	—	(17,640)	(17,640)
Long-term notes payable	(71,533)	71,533	—
Capital lease obligations	—	(265)	(265)
Deferred income taxes	—	(1,321)	(1,321)
Members’ equity	(210,692)	210,692	—
Total purchase price			$1,553,959

(f)	The allocation of the purchase price to property, plant and equipment, with related changes in depreciation, amortization and accretion expense; and

(g)	The impact of the reversal of the interest expense incurred by Nuevo since January 1, 2013.

WESTERN GAS PARTNERS, LP
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

3.  PRO FORMA NET INCOME PER UNIT

References to the “Partnership assets” refer collectively to the assets owned by the Partnership as of December 31, 2013, or September 30, 2014, as the case may be. Because Anadarko controls the Partnership through its ownership and control of WGP, which owns the Partnership’s general partner, each of the Partnership’s acquisitions of assets from Anadarko has been considered a transfer of net assets between entities under common control. Net income attributable to the Partnership assets acquired from Anadarko for periods prior to the Partnership’s acquisition of the Partnership assets is not allocated to the limited partners for purposes of calculating net income per common unit or Class C unit. The Partnership’s net income earned on and subsequent to the date of the acquisition of the Partnership assets is allocated to the general partner and the limited partners, including the Class C unitholder, in accordance with their respective ownership percentages and, when applicable, giving effect to incentive distributions allocable to the general partner.
The Partnership applies the two-class method in determining net income per unit applicable to master limited partnerships having multiple classes of securities including common units, general partner units and incentive distribution rights (“IDRs”) of the general partner. Under the two-class method, net income per unit is calculated as if all of the earnings for the period were distributed pursuant to the terms of the relevant contractual arrangement. The accounting guidance provides the methodology for and circumstances under which undistributed earnings are allocated to the general partner, limited partners and IDR holders. For the Partnership, earnings per unit is calculated based on the assumption that the Partnership distributes to its unitholders an amount of cash equal to net income attributable to Western Gas Partners, LP, notwithstanding the general partner’s ultimate discretion over the amount of cash to be distributed for the period, the existence of other legal or contractual limitations that would prevent distributions of all of the net income for the period or any other economic or practical limitation on the ability to make a full distribution of all of the net income for the period. The allocation of undistributed earnings, or net income attributable to Western Gas Partners, LP in excess of distributions, to the incentive distribution rights is limited to available cash (as defined by the partnership agreement) for the period.
For purposes of calculating pro forma net income per unit, management assumed that (i) annual pro forma cash distributions were equal to annual pro forma earnings, (ii) distributions would have been paid on all outstanding units based on the historically declared per-unit amount for each quarterly period in 2013 and the nine months ended September 30, 2014, (iii) the issuance of 8,620,153 common units in the Partnership’s November 2014 equity offering, the proceeds of which were used to fund the Nuevo acquisition, occurred on January 1, 2013, (iv) the 10,913,853 Class C units were issued on January 1, 2013, and (v) in accordance with the provisions of the UPA, the paid-in kind Class C units, issued as distributions on Class C units, were issued (and weighted as such) on the day the historic cash distributions on common units were paid. Pro forma basic and diluted net income per unit is calculated by dividing the limited partners’ interest in net income by the pro forma weighted average number of units outstanding as of December 31, 2013, or September 30, 2014, as the case may be.

WESTERN GAS PARTNERS, LP
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

3.  PRO FORMA NET INCOME PER UNIT (CONTINUED)

The following tables set forth the adjustments as described above in arriving at pro forma limited partners’ interest in net income for each period presented.

thousands	Year Ended December 31, 2013
Numerator:
Historical limited partners’ interest in net income	$200,866
Pro forma distributions on common units issued in connection with the acquisition of Nuevo	19,654
Pro forma distributions on Class C units	25,257
Pro forma reallocation of limited partners’ interest in net income	(94,582)
Pro forma limited partners’ interest in net income	$151,195

Denominator (basic):
Historical weighted average units outstanding	109,872
Common units issued in connection with the acquisition of Nuevo	8,620
Pro forma weighted average units outstanding - basic	118,492
Denominator (diluted):
Pro forma weighted average units outstanding - basic	118,492
Class C units	10,914
Additional Class C units issued as distributions	123
Pro forma weighted average units outstanding - diluted	129,529

thousands	Nine Months Ended September 30, 2014
Numerator:
Historical limited partners’ interest in net income	$202,161
Pro forma distributions on common units issued in connection with the acquisition of Nuevo	16,809
Pro forma distributions on Class C units	22,364
Pro forma reallocation of limited partners’ interest in net income	(71,935)
Pro forma limited partners’ interest in net income	$169,399

Denominator (basic):
Historical weighted average units outstanding	118,326
Common units issued in connection with the acquisition of Nuevo	8,620
Pro forma weighted average units outstanding - basic	126,946
Denominator (diluted):
Pro forma weighted average units outstanding - basic	126,946
Class C units	10,914
Additional Class C units issued as distributions	502
Pro forma weighted average units outstanding - diluted	138,362